UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As Evoqua Water Technologies Corp. (the “Company”) has previously disclosed, in April 2019 and July 2020, shareholders of the Company filed derivative lawsuits alleging that breaches of fiduciary duties by the Company’s senior management and Board of Directors harmed the Company. In September 2020, these lawsuits were consolidated in the United States District Court for the Western District of Pennsylvania under the title In re Evoqua Water Technologies Corp. Derivative Litigation (the “Derivative Litigation”).

On August 23, 2021, the court entered an order preliminarily approving a settlement of the Derivative Litigation and scheduling a hearing for November 2, 2021 to determine whether to give final approval to the settlement. Under the settlement agreement, the Company agreed to implement a series of enhanced corporate governance measures, including the replacement of a non-independent director serving on the Company’s Board of Directors with a new director who meets the New York Stock Exchange criteria for director independence; enhancements to the responsibilities and duties of the Company’s Director of Ethics and Compliance position; additions to the charter of the Compensation Committee of the Board of Directors; employee training in risk assessment and compliance; mandatory continuing director education programs; and the establishment of a management-level Risk Committee responsible for the Company’s risk management policies and oversight of the operations of the Company’s risk management framework.

If the court grants final approval to the settlement, the Derivative Litigation will be dismissed and the defendants will be released from any claims or liability relating to the matters asserted in the Derivative Litigation. The attorneys for the stockholders who brought the Derivative Litigation intend to apply for a fee of $610,000 which, if approved by the court, will be fully paid by the insurers for the Company and its directors and officers. The defendants have not admitted any liability or wrongdoing in connection with the settlement and have entered into the settlement to avoid the costs, risks, distraction, and uncertainties of continued litigation.

A copy of the court-approved notice of the proposed settlement of the Derivative Litigation describing the litigation and the settlement in greater detail and specifying the procedures and deadlines for any stockholder objections is attached to this Current Report on Form 8-K as Exhibit 99.1 and is also available, along with copies of the preliminary approval order entered by the court and the full stipulation of settlement, on the Company’s investor relations website at https://aqua.evoqua.com.

On August 26, 2021, the Company issued a press release announcing the proposed settlement. A copy of the press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear
99.2	Press Release "Evoqua Water Technologies Announces Proposed Settlement of Stockholder Derivative Action" dated August 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 26, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer